UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 09, 2023

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37348	46-4348039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive
Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 963-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRBP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2023, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) entered into an Exclusive License Agreement (the “License Agreement”) with CSPC Megalith Biopharmaceutical Co., Ltd. (“CSPC”), pursuant to which the Company received an exclusive license to obtain certain exclusive rights to develop and commercialize CRB-701 (SYS6002), a novel clinical stage antibody drug conjugate targeting Nectin-4. The License Agreement covers exclusive commercialization rights to CRB-701 in the United States, Canada, the European Union (including the European Free Trade Area), the United Kingdom, and Australia.

The Company will pay CSPC an upfront payment of $7.5 million ($5.0 million at signing followed by a $2.5 million payment after eighteen months). CSPC will also be eligible to receive low double digit royalties on net sales and up to $130 million in potential development and regulatory milestone payments and $555 million in potential commercial milestone payments.

The License Agreement shall expire on a country-by-country basis upon the later of: (i) the expiration or abandonment of the last to expire valid claim of a licensed patent in such country covering such licensed product, (ii) ten years after the date of first commercial sale in such country and (iii) expiration of the regulatory exclusivity for such licensed product in the applicable country. CSPC may terminate the License Agreement automatically upon written notice to the Company if the Company files a claim asserting that the patents licensed under the License Agreement are invalid or unenforceable or upon 180 days’ prior written notice to Corbus following a change of control of Corbus, subject to certain exceptions. The Company may terminate the License Agreement upon 180 days’ written notice to CSPC after full and timely payment of the $7.5 million upfront fee. Each party may terminate the License Agreement if the other party materially breaches its obligations under the License Agreement and fails to cure such material breach within 90 days from the date of such notice of breach or upon any bankruptcy proceedings by either party.

The License Agreement also contains customary representations, warranties and covenants, as well as customary provisions relating to indemnification, confidentiality and other matters.

A copy of the License Agreement will be filed as an exhibit in a subsequent periodic report to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2022, the Company held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders granted the Company’s Board of Directors (the “Board”) the discretion to effect a reverse stock split of the Company’s issued and outstanding common stock (the “Common Stock”) through an amendment (the “Amendment”) to its Certificate of Incorporation, as amended and restated to date (the “Charter”), at a ratio of not less than 1-for-4 and not more than 1-for-40, such ratio to be determined by the Board.

On February 9, 2023, the Board approved a 1-for-30 Reverse Stock Split (“Reverse Stock Split”) and the Company filed the Amendment for the Reverse Stock Split with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective in accordance with the terms of the Amendment at 12:01 AM Eastern Time on February 14, 2023 (the “Effective Time”). The Common Stock will continue to be traded on The Nasdaq Capital Market under the symbol CRBP and will begin trading on a reverse split-adjusted basis when the market opens on Tuesday, February 14, 2023, under a new CUSIP number, 21833P301.

At the Effective Time, every 30 shares of the Company’s issued and outstanding Common Stock will be converted automatically into one issued and outstanding share of Common Stock, with no corresponding reduction in the number of authorized shares of Common Stock, and without any change in the par value per share. Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-30 Reverse Stock Split. It is not necessary for stockholders holding shares of the Common Stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the Reverse Stock Split, although stockholders may do so if they wish.

The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would result in a stockholder owning a fractional share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment (without interest) equal to such fraction multiplied by the average of the closing sales prices of Common Stock on the exchange the Company is currently trading during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Stock Split (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from approximately 125,280,881 million shares to approximately 4,176,029 million shares. Proportional adjustments will be made to the number of shares of Common Stock issuable upon exercise or conversion of the Company’s equity awards, convertible preferred stock and warrants, as well as the applicable exercise price. Stockholders with shares in brokerage accounts should direct any questions concerning the Reverse Stock Split to their broker; all other stockholders may direct questions to the Company’s transfer agent, Continental Stock Transfer & Trust, at (212) 509-4000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On February 13, 2023, the Company issued a press release announcing the License Agreement and the Reverse Stock Split. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

The Company is using the slides attached hereto as Exhibit 99.2 to this Current Report on Form 8-K in connection with management presentations to describe its business.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Corbus Pharmaceuticals Holdings, Inc., dated February 9, 2023
99.1	Press Release issued by Corbus Pharmaceuticals Holdings, Inc. dated February 13, 2023
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corbus Pharmaceuticals Holdings, Inc.

Date:	February 13, 2023	By:	/s/ Yuval Cohen
Name: Yuval Cohen Title: Chief Executive Office